Exhibit 20.9
Page 1 of 4

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of October
                    Distribution Date of November 17, 1997
                            Servicer Certificate #1

Original Pool Amount Initial Receivables                  $408,527,638.36
Subsequent Receivables (transferred 11/13/97)              $91,466,751.20

Beginning Pool Balance                                    $408,527,638.36
Beginning Pool Factor                                           1.0000000

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $12,701,387.85
     Interest Collected                                     $3,448,274.88

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                              $0.00
Total Additional Deposits                                           $0.00

Repos / Chargeoffs                                            $519,576.09
Aggregate Number of Notes Charged Off                                   0

Total Available Funds                                      $16,149,662.73

Ending Pool Balance                                       $395,306,674.42
Ending Pool Factor                                              0.7906222

Servicing Fee                                                 $340,439.70

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $27,818,148.10
     Target Percentage                                               5.25%
     Target Balance                                        $25,555,604.85
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($2,262,543.26)
     Ending Balance                                        $25,555,604.85

Current Weighted Average APR:                                      10.050%
Current Weighted Average Remaining Term (months):                   49.13

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $1,422,736.07     1,091
                                31 - 60 days             $135,424.94       113
                                60+  days                 $55,051.38        23

     Total:                                            $1,613,212.39     1,091

     Balances:                  60+  days              $1,168,237.49        23

Memo Item - Reserve Account
     Opening Balance                                  $21,447,701.01
+    11/13 transfer                                    $4,802,004.44
+    Invest. Income                                            $0.00
+    Excess Serv.                                      $1,568,442.65
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $27,818,148.10

Exhibit 20.9
Page 2 of 4

Navistar Financial 1997 - B Owner Trust
For the Month  of  October

                                                                        NOTES

                                    TOTAL           CLASS A - 1      CLASS A - 2     CLASS A - 3     CLASS A - 4    CLASS B NOTES
                               $500,000,000.00   $107,000,000.00   $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                            100.00%            0.00%            0.00%            0.00%           0.00%
     Coupon                                               5.722%           5.956%           6.200%           6.300%          6.300%

Beginning Pool Balance         $408,527,638.36
Ending Pool Balance            $395,306,674.42

Collected Principal             $12,701,387.85
Collected Interest               $3,448,274.88
Charge - Offs                      $519,576.09
Liquidation Proceeds/Recoveries          $0.00
Servicing                          $340,439.70
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $15,809,223.03

Beginning Balance              $500,000,000.00   $107,000,000.00   $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00

Interest Due                     $1,014,206.00       $204,084.67      $186,621.33      $272,800.00      $313,950.00      $36,750.00
Interest Paid                    $1,014,206.00       $204,084.67      $186,621.33      $272,800.00      $313,950.00      $36,750.00
Principal Due                   $13,220,963.94    $13,220,963.94            $0.00            $0.00            $0.00           $0.00
Mandatory Prepayment
  Class A-1 Only                     $5,610.44         $5,610.44
Principal Paid                  $13,226,574.38    $13,226,574.38            $0.00            $0.00            $0.00           $0.00

Ending Balance                 $486,773,425.62    $93,773,425.62   $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Note / Certificate Pool Factor                            0.8764           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions             $14,240,780.38    $13,430,659.05      $186,621.33      $272,800.00      $313,950.00      $36,750.00

Interest Shortfall                       $0.00             $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00             $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                     $0.00             $0.00            $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                 $1,568,442.65
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $27,818,148.10
(Release) / Draw                ($2,262,543.26)
Ending Reserve Acct Balance     $25,555,604.85

Exhibit 20.9
Page 3 of 4


Navistar Financial 1997 - B Owner Trust
For the Month  of  October


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                    4                  3                 2                 1
                                          Jun-97                Jul-97            Aug-97             Sep-97            Oct-97

Beginning Pool Balance                      N/A                   N/A               N/A                N/A        $408,527,638.36

A)   Loss Trigger:
Principal of Contracts Charged Off          N/A                   N/A               N/A                N/A            $519,576.09
Recoveries                                  N/A                   N/A               N/A                N/A                  $0.00

Total Charged Off (Months 5, 4, 3)             $0.00
Total Recoveries (Months 3, 2, 1)              $0.00
Net Loss / (Recoveries) for 3 Mos              $0.00 (a)

Total Balance (Months 5, 4, 3)                 $0.00 (b)

Loss Ratio Annualized  [(a/b) * (12)]        N/A

Trigger:  Is Ratio > 1.5%                    N/A
                                                                                  Aug-97             Sep-97            Oct-97

B)   Delinquency Trigger:                                                           N/A                N/A          $1,168,237.49
     Balance delinquency 60+ days                                                   N/A                N/A               0.28596%
     As % of Beginning Pool Balance                                                 N/A                N/A                    N/A
     Three Month Average

Trigger:  Is Average > 2.0%                  N\A

C)   Noteholders Percent Trigger:             5.1112%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                   No

Exhibit 20.9
Page 4 of 4

Navistar Financial 1997 - B Owner Trust For the Period 11/05/97 through 11/17/97


Pre-Funded Account:

  Initial Pre-Funded Amount                                $91,472,361.64
  Plus Investment Earnings                                           0.00
  Less 11/13/97 Transfer to Seller                         $86,664,746.76(1)
  Less 11/13/97 Transfer to Reserve Account                 $4,802,004.44(2)

  Sub total                                                     $5,610.44

  Less 11/14/97 Transfer to Note Distribution Account           $5,610.44


  Ending Balance 11/17/97                                           $0.00

      (1)  Starting Receivable Balance of Subsequent Receivables           $91,466,751.20
           Less Reserve Acct. Initial Deposit for Subsequent Receivables    $4,802,004.44
      (2)  5.25% of Subsequent Receivables

Negative Carry Account:

  Initial deposit 11/5/97                                     $652,521.00
  Plus Investment Earnings                                          $0.00
  Subtotal                                                    $652,521.00

  Required Negative Carry Account Balance (as of 11/17/97)          $0.00
  Excess Released to Certificateholders                       $652,521.00

  Ending Balance 11/17/97                                           $0.00



Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer